Exhibit 99.1

TTEC Announces Second Quarter 2026 Financial Results

Updates Outlook for Full Year 2026

Reviewing Strategic Alternatives Related to its TTEC Digital Business Segment

AUSTIN, Texas, August 10, 2026 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global technology, consulting and managed services company focused on delivering solutions at the intersection of data, AI and customer experience, announced today financial results for the second quarter ended June 30, 2026.

“Second quarter 2026 was a challenging quarter with performance that fell short of our plan. While we are disappointed in our results, we remain confident in our path forward. Across both TTEC Engage and TTEC Digital, our priorities remain clear: continue to sharpen our go-to-market approach and return to our historic levels of growth and profitability,” commented Ken Tuchman, TTEC chairman and chief executive officer.

Tuchman continued, “In TTEC Engage, we are strengthening sales execution and securing strategic enterprise wins across key verticals, including automotive, healthcare, retail, and travel. At the same time, we are working with clients to optimize or transition low-margin programs, deploying practical front-line AI and automation to boost productivity, and simplifying our overall cost structure through targeted operational efficiencies and best shore delivery models.”

“In TTEC Digital, we are gaining market traction as we successfully expand our CX technology and services to solutions in high demand – data, AI, observability and security. This increasing momentum paired with our disciplined execution and robust pipeline, reinforces our full-year outlook and keeps TTEC Digital on track to hit its revenue and profitability target,” commented Tuchman.

TTEC Exploring Strategic Alternatives for TTEC Digital

TTEC announced today that its Board of Directors authorized management to evaluate potential strategic alternatives for its TTEC Digital business to best position it to realize its full growth potential and maximize shareholder value.

While the Board is prepared to consider a range of alternatives, it will prioritize transactions that sustain and enhance the continued commercial collaboration and innovation between TTEC Engage and TTEC Digital.

PJT Partners is serving as an independent financial advisor to TTEC in connection with the review of strategic and capital markets alternatives. The Board has not set a deadline or definitive timeline for the completion of this review, and the Company does not intend to disclose developments unless or until a definitive agreement is executed or the Board determines that further disclosure is appropriate or required. There can be no assurance that this process will result in any particular transaction or outcome.

SECOND QUARTER 2026 FINANCIAL HIGHLIGHTS

Revenue

•	Second quarter 2026 GAAP revenue was $455.5 million, an 11.3 percent decrease compared to $513.6 million in the prior year.
•	Foreign exchange had a $0.3 million negative impact on revenue in the second quarter of 2026.

Income from Operations

•	Second quarter 2026 GAAP income from operations was $11.0 million, or 2.4 percent of revenue, compared to $18.9 million, or 3.7 percent of revenue in the prior year.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $25.7 million, or 5.7 percent of revenue, compared to $36.8 million, or 7.2 percent of revenue in the prior year.
•	Foreign exchange had a $0.8 million positive impact on Non-GAAP income from operations in the second quarter of 2026.

Adjusted EBITDA

•	Second quarter 2026 Non-GAAP Adjusted EBITDA was $39.5 million, or 8.7 percent of revenue, compared to $51.8 million, or 10.1 percent of revenue in the prior year.

Earnings Per Share

•	Second quarter 2026 GAAP fully diluted net loss per share was $0.27 compared to net loss per share of $0.14 in the prior year.
•	Non-GAAP fully diluted earnings per share was $0.03 compared to $0.22 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the second quarter of 2026 was $51.3 million compared to $92.7 million for the second quarter of 2025.

•	Free cash flow in the second quarter of 2026 was $38.7 million compared to $85.5 million for the second quarter of 2025.

•	Capital expenditures in the second quarter of 2026 were $12.6 million compared to $7.2 million for the second quarter of 2025.

•	As of June 30, 2026, TTEC had cash and cash equivalents of $93.8 million and debt of $860.7 million, resulting in a net debt position of $766.9 million. This compares to a net debt position of $803.7 million for the same period in 2025.

•	In the third quarter of 2026, TTEC obtained financial covenant flexibility for the second quarter 2026 and future quarters under its Credit Facility. For further Credit Facility details and terms, refer to the disclosures in TTEC’s second quarter 2026 quarterly report on Form 10-Q.

•	TTEC is in discussions with its lenders to further amend the Credit Facility to extend its maturity beyond 2027.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Second quarter 2026 GAAP revenue for TTEC Digital was $104.0 million, a decrease of 8.5 percent compared to $113.7 million for the year ago period.
•	Income from operations was $6.7 million or 6.4 percent of revenue compared to $11.4 million or 10.0 percent of revenue in the prior year.
•	Non-GAAP income from operations was $12.2 million, or 11.7 percent of revenue compared to operating income of $18.4 million or 16.1 percent of revenue in the prior year.

TTEC Engage – Technology-enabled customer care, acquisition, and fraud mitigation services

•	Second quarter 2026 GAAP revenue for TTEC Engage was $351.5 million, a 12.1 percent decrease from $399.8 million for the year ago period.
•	Income from operations was $4.3 million or 1.2 percent of revenue compared to $7.5 million or 1.9 percent of revenue in the prior year.
•	Non-GAAP income from operations was $13.5 million, or 3.8 percent of revenue, compared to operating income of $18.4 million, or 4.6 percent of revenue in the prior year.
•	Foreign exchange had a $0.4 million negative impact on revenue and a $0.6 million positive impact on income from operations.

BUSINESS OUTLOOK

“Our second quarter financial results were below expectations in part due to underperformance across a small number of our Engage clients. This combined with a delay in closing new business is resulting in a revised full year 2026 outlook for our Engage segment. Our Digital segment is performing in line with expectations, and we are pleased with the progress to date. As a result, we remain confident in executing against our original 2026 full year Digital guidance. It is also a reason why our Board of Directors felt the time was right to explore strategic alternatives for our Digital business,” commented Kenny Wagers, chief financial officer of TTEC.

Wagers continued, “We remain confident in our ongoing objectives to deliver profitable growth, improved cash flow and debt reduction. With end-to-end capabilities spanning the full customer experience ecosystem, TTEC is uniquely positioned to help clients transform how they engage with customers and achieve the outcomes that matter most: increased revenue, improved profitability, and deeper customer loyalty. As we help clients navigate their own CX transformation, we remain focused on strengthening TTEC through operational excellence, talent, and disciplined execution. Our Engage and Digital segments are well positioned to deliver second half profitable growth over the prior year both in relative and absolute terms.”

TTEC Full Year 2026 Outlook
	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$1,940M — $1,990M	$1,965M
Non-GAAP adjusted EBITDA	$205M — $225M	$215M
Non-GAAP adjusted EBITDA margins	10.6% — 11.3%	10.9%
Non-GAAP operating income	$145M — $165M	$155M
Non-GAAP operating income margins	7.5% — 8.3%	7.9%
Interest expense, net	($70M) — ($72M)	($71M)
Non-GAAP adjusted tax rate	48% — 50%	49%
Diluted share count	48.7M — 48.9M	48.8M
Non-GAAP earnings per a share	$0.79 — $0.99	$0.89

Engage Full Year 2026 Outlook
	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$1,520M — $1,550M	$1,535M
Non-GAAP adjusted EBITDA	$149M — $161M	$155M
Non-GAAP adjusted EBITDA margins	9.8% — 10.4%	10.1%
Non-GAAP operating income	$100M — $112M	$106M
Non-GAAP operating income margins	6.6% — 7.2%	6.9%

Digital Full Year 2026 Outlook
	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$420M — $440M	$430M
Non-GAAP adjusted EBITDA	$56M — $64M	$60M
Non-GAAP adjusted EBITDA margins	13.3% — 14.6%	14.0%
Non-GAAP operating income	$45M — $53M	$49M
Non-GAAP operating income margins	10.6% — 12.0%	11.3%

The company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, Non-GAAP adjusted tax rate, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2026 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, and amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

TTEC will host a live webcast and conference call at 8:30 a.m. ET on Tuesday, August 11, 2026. You are invited to join a live webcast of the conference call by visiting the "Investors Relations" section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The company's employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release and related oral statements contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, profit improvement actions, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business, operational and financial matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Earnings Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$455,495	$513,571	$951,670	$1,047,799

Operating Expenses:
Cost of services	357,833	399,273	745,699	813,820
Selling, general and administrative	61,254	70,654	127,793	140,691
Depreciation and amortization	21,141	22,888	42,446	45,586
Restructuring charges, net	2,364	1,116	3,814	3,112
Impairment losses	1,894	764	2,414	1,525
Total operating expenses	444,486	494,695	922,166	1,004,734

Income From Operations	11,009	18,876	29,504	43,065

Other income (expense), net	(15,411)	(15,312)	(31,286)	(26,940)

Income / (Loss) Before Income Taxes	(4,402)	3,564	(1,782)	16,125

Provision for income taxes	(8,606)	(10,288)	(16,403)	(19,603)

Net Income / (Loss)	(13,008)	(6,724)	(18,185)	(3,478)

Net (loss) / income attributable to noncontrolling interest	(2,370)	(1,263)	(4,802)	(3,125)

Net Income / (Loss) Attributable to TTEC Stockholders	$(15,378)	$(7,987)	$(22,987)	$(6,603)

Net Income / (Loss) Per Share

Basic	$(0.27)	$(0.14)	$(0.37)	$(0.07)

Diluted	$(0.27)	$(0.14)	$(0.37)	$(0.07)

Net Income / (Loss) Per Share Attributable to TTEC Stockholders

Basic	$(0.31)	$(0.17)	$(0.47)	$(0.14)

Diluted	$(0.31)	$(0.17)	$(0.47)	$(0.14)

Income From Operations Margin	2.4%	3.7%	3.1%	4.1%
Net Income / (Loss) Margin	(2.9)%	(1.3)%	(1.9)%	(0.3)%
Net Income / (Loss) Attributable to TTEC Stockholders Margin	(3.4)%	(1.6)%	(2.4)%	(0.6)%
Effective Tax Rate	(195.5)%	288.7%	(920.5)%	121.6%

Weighted Average Shares Outstanding
Basic	48,874	48,064	48,727	47,918
Diluted	48,874	48,064	48,727	47,918

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
TTEC Digital	$104,032	$113,746	$205,897	$221,786
TTEC Engage	351,463	399,825	745,773	826,013
Total	$455,495	$513,571	$951,670	$1,047,799

Income From Operations
TTEC Digital	$6,704	$11,409	$8,063	$17,273
TTEC Engage	4,305	7,467	21,441	25,792
Total	$11,009	$18,876	$29,504	$43,065

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$93,869	$82,901
Accounts receivable, net	396,188	455,829
Prepaids and other current assets	89,068	124,006
Income and other tax receivables	13,041	10,615
Total current assets	592,166	673,351

Property and equipment, net	104,685	111,778
Operating lease assets	69,676	86,064
Goodwill	367,902	368,678
Other intangibles assets, net	117,909	133,688
Income and other tax receivables, long-term	9,171	8,595
Other assets	112,138	116,928

Total assets	$1,373,647	$1,499,082

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$66,517	$72,637
Accrued employee compensation and benefits	114,497	155,400
Deferred revenue	59,564	58,828
Current operating lease liabilities	30,257	34,188
Other current liabilities	46,454	34,899
Total current liabilities	317,289	355,952

Long-term liabilities:
Line of credit	855,000	905,000
Non-current operating lease liabilities	48,117	61,170
Other long-term liabilities	62,411	64,057
Total long-term liabilities	965,528	1,030,227

Equity:
Common stock	492	486
Additional paid in capital	436,776	432,268
Treasury stock	(584,900)	(584,900)
Accumulated other comprehensive income (loss)	(111,331)	(106,938)
Retained earnings	331,164	354,151
Noncontrolling interest	18,629	17,836
Total equity	90,830	112,903

Total liabilities and equity	$1,373,647	$1,499,082

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(18,185)	$(3,478)
Adjustment to reconcile net (loss) income to net cash provided by operating activities :
Depreciation and amortization	42,446	45,586
Amortization of contract acquisition costs	646	790
Amortization of debt issuance costs	1,473	985
Provision for credit losses	89	598
Loss on disposal of assets	109	597
Impairment losses	2,414	1,525
Loss on dissolution of subsidiary	102	-
Deferred income taxes	135	3,033
Excess tax benefit from equity-based awards	1,270	720
Equity-based compensation expense	5,084	7,301
Loss / (gain) on foreign currency derivatives	104	(338)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	57,901	42,509
Prepaids and other assets	31,044	4,708
Operating lease assets	15,226	17,266
Other noncurrent assets	(1,893)	(4,495)
Accrued employee comp & benefits	(40,250)	(1,618)
Accounts payable and other current liabilities	(1,900)	13,278
Deferred revenue and customer advances	1,018	3,659
Operating lease liabilities	(16,602)	(18,051)
Other noncurrent liabilities	(1,355)	(274)
Net cash provided by operating activities	78,876	114,301

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	1,460	176
Purchases of property, plant and equipment	(19,040)	(12,587)
Net cash used in investing activities	(17,580)	(12,411)

Cash flows from financing activities:
Net proceeds from / (repayments of) line of credit	(50,000)	(92,500)
Proceeds from other debt	3,665	-
Payments on other debt	(768)	(1,088)
Payments to noncontrolling interest	(3,600)	(4,101)
Tax payments related to the issuance of restricted stock units	(570)	(1,038)
Payments of debt issuance costs	(158)	(200)
Net cash used in financing activities	(51,431)	(98,927)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,103	(5,395)

Increase/(decrease) in cash, cash equivalents and restricted cash	10,968	(2,432)
Cash, cash equivalents and restricted cash, beginning of period	82,901	84,991
Cash, cash equivalents and restricted cash, end of period	$93,869	$82,559

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$455,495	$513,571	$951,670	$1,047,799

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Net Income from Operations	$11,009	$18,876	$29,504	$43,065
Restructuring charges, net	2,364	1,116	3,814	3,112
Impairment losses	1,894	764	2,414	1,525
Property costs not related to operations	-	-	-	(46)
Mexico VAT consulting fees	-	412	12	820
Expenses related to non-binding offer	-	3,830	659	7,019
Expenses related to alternative capital structure	549	-	549	-
Equity-based compensation expenses	2,258	4,051	5,084	7,301
Amortization of purchased intangibles	7,671	7,738	15,364	15,488

Non-GAAP Income from Operations	$25,745	$36,787	$57,400	$78,284

Non-GAAP Income from Operations Margin	5.7%	7.2%	6.0%	7.5%

Depreciation and amortization	13,470	15,150	27,082	30,098
Loss on sale of subsidiary	-	-	401	-
Gain on property sale	-	(179)	(135)	(629)
Mexico VAT Recovery	-	(2,719)	(34)	(6,625)
Foreign exchange loss / (gain), net	(916)	3,027	(1,291)	3,777
Other Income (expense), net	1,179	(296)	1,837	3,293

Adjusted EBITDA	$39,478	$51,770	$85,260	$108,198

Adjusted EBITDA Margin	8.7%	10.1%	9.0%	10.3%

Reconciliation of Non-GAAP EPS:

Net Income / (Loss)	$(13,008)	$(6,724)	$(18,185)	$(3,478)
Add: Asset impairment and restructuring charges	4,258	1,880	6,228	4,637
Add: Equity-based compensation expenses	2,258	4,051	5,084	7,301
Add: Amortization of purchased intangibles	7,671	7,738	15,364	15,488
Add: Property costs not related to operations	-	-	-	(46)
Add: Expenses related to non-binding offer	-	3,830	659	7,019
Add: Expenses related to alternative capital structure	549	-	549	-
Add: Gain on property sale	-	(179)	(135)	(629)
Add: Foreign VAT (inclusive of interest)	-	(5,266)	(376)	(13,089)
Add: Loss on sale of subsidiary	-	-	401	-
Add: Foreign exchange loss / (gain), net	(916)	3,027	(1,291)	3,777

Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	807	2,198	521	3,200

Non-GAAP Net Income	$1,619	$10,555	$8,819	$24,180

Diluted shares outstanding	48,874	48,064	48,727	47,918

Non-GAAP EPS	$0.03	$0.22	$0.18	$0.50

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (loss) / income	$(13,008)	$(6,724)	$(18,185)	$(3,478)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,141	22,888	42,446	45,586
Other	43,208	76,545	54,615	72,193
Net cash provided by operating activities	51,341	92,709	78,876	114,301

Less - Total Cash Capital Expenditures	12,640	7,181	19,040	12,587

Free Cash Flow	$38,701	$85,528	$59,836	$101,714

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q2 26	Q2 25	Q2 26	Q2 25	YTD 26	YTD 25	YTD 26	YTD 25
Income from Operations	$4,304	$7,467	$6,705	$11,409	$21,440	$25,792	$8,064	$17,273
Restructuring charges, net	1,137	887	1,228	229	2,172	2,179	1,643	932
Impairment losses	1,893	567	-	197	2,413	1,287	-	239
Mexico VAT Consulting Fees	-	412	-	-	12	820	-	-
Property costs not related to operations	-	-	-	-	-	(46)	-	-
Expenses related to non-binding offer	-	2,592	-	1,238	357	5,225	302	1,794
Expenses related to alternative capital structure	409	-	140	-	409	-	140	-
Equity-based compensation expenses	1,762	2,417	496	1,634	3,605	4,440	1,479	2,861
Amortization of purchased intangibles	4,022	4,082	3,649	3,656	8,065	8,149	7,299	7,339

Non-GAAP Income from Operations	$13,527	$18,424	$12,218	$18,363	$38,473	$47,846	$18,927	$30,438

Depreciation and amortization	10,721	12,342	2,749	2,808	21,658	24,481	5,424	5,617
Mexico VAT Recovery	-	(2,719)	-	-	(34)	(6,625)	-	-
Loss on sale of subsidiary	-	-	-	-	-	-	401	-
Gain on Property Sale	-	(179)	-	-	(135)	(629)	-	-
Foreign exchange loss / (gain), net	(912)	2,821	(4)	206	(1,284)	3,572	(7)	205
Other Income (expense), net	1,176	(89)	3	(207)	1,830	3,498	7	(205)

Adjusted EBITDA	$24,512	$30,600	$14,966	$21,170	$60,508	$72,143	$24,752	$36,055